UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2019

Medley Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
814-00818	(State or other jurisdiction of incorporation)	27-4576073
(Commission File Number)		(I.R.S. Employer Identification No.)
280 Park Avenue, 6th Floor East
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 759-0777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08    Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this report is incorporated by reference into this Item 5.08.

Item 8.01    Other Events.

The 2019 annual meeting of stockholders (the “Annual Meeting”) of Medley Capital Corporation (the “Company”) has been scheduled for May 10, 2019. If the Company’s proposed merger with Sierra Income Corporation (“Sierra”) and Sierra’s concurrent acquisition of Medley Management Inc. closes prior to the date of the Annual Meeting, the Annual Meeting will not be held.

The date of the Annual Meeting represents a change of more than thirty (30) days from the first anniversary of the 2018 annual meeting of stockholders. As a result, in order to present any business or proposal at the Annual Meeting (not for inclusion in the Company’s proxy statement), including the nomination of a director, a timely notice by the Company’s stockholders must be delivered not later than the close of business on March 27, 2019. The notice must include all of the information required by the Company’s Bylaws.

Stockholder proposals intended to be presented at the Annual Meeting must be received no later than the close of business on March 27, 2019 (which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials) in order to be considered for inclusion in the proxy statement relating to the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals must also comply with the applicable form and substance requirements of Rule 14a-8 of the Exchange Act if such proposals are to be included in the proxy statement and form of proxy.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019		MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer